As filed with the Securities and Exchange Commission on June 8, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATLASCLEAR HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	92-2303797
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

4350 West Cypress Street, Suite 270

Tampa, FL 33607

(727) 446-6660

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John Schaible

Executive Chairman

AtlasClear Holdings, Inc.

4350 West Cypress Street, Suite 270

Tampa, FL 33607

(727) 446-6660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jason Simon, Esq.

Greenberg Traurig, LLP

1750 Tysons Blvd., Suite 1000

McLean, Virginia 22102

(703) 749-1300

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

EXPLANATION OF THE FILING

This registration statement contains two prospectuses:

●	a base prospectus which covers the potential offering, issuance, and sale from time to time of our common stock, preferred stock, warrants, debt securities, and units in one or more offerings with a total value of up to $100,000,000; and

●	a resale prospectus covering the resale by selling stockholders of up to 39,000,000 shares of common stock.

The base prospectus immediately follows this explanatory note. The resale prospectus immediately follows the base prospectus. The cover pages and such additional information contained in the sales agreement prospectus are set forth in the pages following the base prospectus included herein.

The base prospectus included in this shelf registration statement will provide our company with the flexibility to issue and sell securities if and when deemed appropriate and in the best interest of our stockholders. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. We may or may not issue and sell any securities under this registration statement. Filing this registration statement merely gives us flexibility to issue registered securities if and when we deem doing so is appropriate and in the best interest of our stockholders, without any unnecessary delays. This registration statement helps us maintain an optimal state of readiness at all times.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 8, 2026

PROSPECTUS

$100,000,000

ATLASCLEAR HOLDINGS, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may, from time to time, offer to sell to the public, in one or more offerings, up to $100,000,000 of any combination of any of the following securities:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our common stock, preferred stock, and/or debt securities;

●	debt securities consisting of debentures, notes, or other evidences of indebtedness; or

●	units consisting of any combination of the foregoing securities.

We may offer and sell any combination of the securities in amounts, at prices, and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, including through subscription rights offerings, on a continuous or delayed basis. If agents, underwriters, or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, selling security holders to be named in a prospectus supplement may offer and sell our securities from time to time in one or more transactions in amounts, at prices, and on terms that will be determined at the time of an offering.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update, or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

Our common stock is listed on the NYSE American LLC (the “NYSE”) and trades under the symbol “ATCH.” On June 5, 2026, the last reported sale price for our Common Stock as reported on the NYSE was $0.22 per share.

As of June 5, 2026, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $32.5 million, based on 150,337,774 shares of outstanding common stock, of which approximately 2,437,406 shares were held by non-affiliates, and a closing sale price of our common stock of $0.22 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

You should read carefully and consider the “Risk Factors” referenced on page S-5 of this prospectus, as well as those contained in the applicable prospectus supplement and in the documents that are incorporated by reference herein or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings and selling security holders may offer such securities owned by them from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we or selling security holders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference, and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” mean, collectively, AtlasClear Holdings, Inc. and its subsidiaries.

SOURCES OF INDUSTRY AND MARKET DATA

Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

S-1

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus and the applicable prospectus supplement carefully, especially the section entitled “Risk Factors” contained herein and therein and the documents incorporated by reference herein and therein, as well as the consolidated financial statements and the notes to the consolidated financial statements incorporated in this prospectus by reference.

Overview

We are building a cutting-edge technology enabled financial services firm that would create a more efficient platform for trading, clearing, settlement and banking, with evolving and innovative financial products that focus on financial services firms. We are a fintech driven business-to-business platform that seeks to power innovation in fintech, investing, underwriting and trading. We believe we are positioned to provide a modern, mission-critical suite of solutions to our clients, enabling them to reduce their transactions costs and compete more effectively in their businesses.

Our target client base for our prime banking and prime brokerage services includes financial services firms, generally with annual revenues up to $1 billion, including brokerage firms, hedge funds, pension plans, and family offices that are not adequately served by today’s larger correspondent clearing firms and banks.

On February 9, 2024 (the “Closing Date”), the Company consummated the previously announced transactions pursuant to that certain Business Combination Agreement dated November 16, 2022 (as amended, the “Business Combination Agreement”), among the Company, Quantum Fintech Acquisition Corp., Atlas FinTech Holdings Corp. (“Atlas FinTech”) and certain other parties. The transactions consummated as a result of the Business Combination Agreement are hereinafter referred to as the “Business Combination.” In connection with the consummation of the Business Combination (the “Closing”), the Company changed its name from “Calculator New Pubco, Inc.” to “AtlasClear Holdings, Inc.” As a result, the operation history of Quantum survived the merger. Pursuant to the Business Combination Agreement, AtlasClear received certain assets from Atlas FinTech and Atlas Financial Technologies Corp., a Delaware corporation, and completed the acquisition of broker-dealer Wilson-Davis & Co., Inc. (“Wilson-Davis”).

Through the acquisition of Wilson-Davis, a correspondent clearing company, and the anticipated acquisition of Commercial Bancorp, we expect to acquire the capabilities to provide specialized clearing and banking services to financial services firms, with an emphasis on global markets currently underserviced by larger vendors. Once properly integrated, anticipated synergies between Commercial Bancorp, if acquired, and Wilson-Davis are expected to allow for lower cost of capital, higher net interest margins, expanded product development and greater credit extension.

On February 16, 2024, AtlasClear and Pacsquare Technologies, LLC (“Pacsquare”) entered into a Source Code Purchase and Master Services Agreement (the “Pacsquare Purchase Agreement”), pursuant to which AtlasClear purchased a proprietary trading platform with clearing and settlement capabilities that will be developed by Pacsquare, including certain software and source code (the “AtlasClear Platform”). On June 10, 2025, the Company and Pacsquare entered into a Software Development and License Agreement which supersedes and amends the terms under the Purchase Agreement. Under the Software Development and License Agreement, Pacsquare agreed to develop and provide services for a period of 36 months, commencing on the date of execution of the Software Development and License Agreement.

We believe that our proprietary trading platform with clearing and settlement capabilities along with the software products and intellectual property assets, are cutting-edge, flexible and scalable.

You can find more information about us in our filings with the SEC referenced in the sections in this document titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Commercial Bancorp Share Purchase Agreement

On February 5, 2026, the Company entered into a share purchase agreement (the “Purchase Agreement”) with Commercial Bancorp of Wyoming (“Commercial Bancorp”), and each of the shareholders of Commercial Bancorp (collectively, the “Sellers”). The Purchase Agreement provides for the Company to acquire (the “Acquisition”) from the Sellers all of the outstanding shares (the “Shares”) of common stock of Commercial Bancorp, which is the owner of all of the outstanding stock of Farmers State Bank, a Wyoming state-chartered member bank (the “Bank”), subject to the terms and conditions set forth in the Purchase Agreement. As previously disclosed, the Company had previously entered into an agreement and plan of merger, as amended, to acquire Commercial Bancorp, which agreement has expired in accordance with its terms.

S-2

Pursuant to the terms of the Purchase Agreement, the Company has agreed to purchase the Shares from the Sellers for consideration consisting of a combination of cash and shares of Common Stock, with the total amount of consideration to be determined based on (i) each Seller’s election to receive cash, shares of Common Stock, or a combination thereof, (ii) the adjusted book value of the operational portion of the equity capital of Commercial Bancorp as of the closing of the Acquisition (the “CB Closing”), determined in accordance with the provisions of the Purchase Agreement (the “ABV”), (iii) the value of the existing building and land comprising the physical location of the Bank (the “Premises”), and (iv) Commercial Bancorp’s net operating loss as reflected on its most recent tax return prior to the CB Closing, multiplied by the maximum corporate federal income tax rate in effect as of the date of the CB Closing (the “NOL Tax Benefit”). Each Seller may elect (the “Election”) to receive an amount equal to any of the following three options: (i) three times such Seller’s pro rata portion of the ABV, plus such Seller’s pro rata portion of the value of the Premises and the NOL Tax Benefit, payable one-third in cash and two-thirds in shares of Common Stock; (ii) two times such Seller’s pro rata portion of the ABV, plus such Seller’s pro rata portion of the value of the Premises and the NOL Tax Benefit, payable entirely in cash; or (iii) three times such Seller’s pro rata portion of the ABV, plus such Seller’s pro rata portion of the value of the Premises and the NOL Tax Benefit, payable entirely in shares of Common Stock. The Company has made an earnest money deposit payment in the amount of $100,000 to Commercial Bancorp, which deposit will be applied to the cash portion of the consideration payable at the CB Closing or, if the CB Closing does not occur under certain circumstances, retained by Commercial Bancorp.

The shares of Common Stock to be issued pursuant to the Purchase Agreement will be valued based on either the closing price of the Common Stock on the date of execution of the Purchase Agreement ($0.23), or on the business day immediately preceding the date of the CB Closing, at each Seller’s option; in each case, as appropriately adjusted for any stock split, reverse stock split, recapitalization or similar event occurring after the date of the Purchase Agreement and prior to the CB Closing. The Company has agreed to file with the Securities Exchange Commission (the “SEC”) a resale registration statement with respect to the shares of Common Stock issuable pursuant to the Purchase Agreement (the “Resale Registration Statement”).

The obligations of each of the Sellers and the Company under the Purchase Agreement are subject to specified conditions, including, among other matters: (i) the receipt of all required regulatory approvals, (ii) the Resale Registration Statement having been declared effective by the SEC, such that all shares of Common Stock to be issued pursuant to the Purchase Agreement shall be registered for resale and freely tradeable, (iii) the receipt of certain specified third-party consents, and (iv) the absence of any injunctions being entered into or law being adopted that would make the Transaction illegal.

The Purchase Agreement contains customary representations and warranties of Commercial Bancorp and the Bank, the Sellers and the Company. It also contains customary covenants, including (i) covenants providing for each of the parties to use reasonable best efforts to cause the Acquisition to be consummated and to receive all required regulatory approvals, including from the Federal Reserve Board and the Wyoming Division of Banking, (ii) covenants providing for Commercial Bancorp and the Bank to carry on their respective businesses in the ordinary course of business, and to refrain from taking certain actions, during the period between the execution of the Purchase Agreement and the CB Closing, and (iii) granting the Company observation rights with respect to meetings of the boards of directors of Commercial Bancorp and the Bank during the period between the execution of the Purchase Agreement and the CB Closing. Commercial Bancorp, the Bank and the Sellers have also agreed not to initiate, solicit, encourage or otherwise facilitate the making of any proposal or offer relating to alternate transactions, or engage in any discussions or negotiations with respect to alternate transactions.

The Purchase Agreement contains termination rights for each of the Sellers and the Company, including, without limitation, in the event that (i) any governmental entity issues a non-appealable final order denying approval of the Acquisition; (ii) the Transaction is not consummated within two years of the execution of the Purchase, subject to extension under certain circumstances; or (iii) the other party breaches its representations, warranties or covenants under the Purchase Agreement which would give rise to the failure of a closing condition and such breach is not cured within 30 days of receipt of written notice of such breach.

Corporate Information

Our principal executive offices are located at 4350 West Cypress Street, Suite 270, Tampa, FL 33607, and our telephone number at that location is (727) 446-6660. Our website address is https://www.atlasclear.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

S-3

Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Further, Section 102(b) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act are required to comply with the new or revised financial accounting standards). The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the Quantum IPO, which occurred on February 9, 2021, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common equity held by non-affiliates exceeds $250 million as of the last business day of the most recently completed second fiscal quarter or (ii) the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter and our annual revenue in the most recent fiscal year completed before the last business day of such second fiscal quarter exceeded $100 million. To the extent we take advantage of such reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

S-4

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risk factors relating to our company that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as well as the risks, uncertainties, and additional information set forth in our SEC reports on Forms 10-K, 10-Q, and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance.

Forward-looking statements in or incorporated by reference in this prospectus are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligations to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	our ability to realize the benefits expected from the Business Combination;

●	our ability to complete the acquisitions of Commercial Bancorp or Ark Financial Services, Inc. (“Ark”);

●	our ability to successfully integrate our recent and proposed acquisitions, including the proposed acquisitions of Commercial Bancorp and Ark, and to realize the synergies and benefits of such acquisitions;

●	our ability to successfully implement the AtlasClear Platform;

●	our significant indebtedness and our ability to service such indebtedness;

●	the volatility of the price of our common stock and the possibility that stockholders could incur substantial losses;

●	potential dilution of our stockholder interests resulting from our issuance of equity securities;

●	the ability to maintain the listing of our common stock on the NYSE, and the potential liquidity and trading of such securities;

●	our ability to grow and manage growth profitably;

●	our ability to raise financing in the future, if and when needed;

●	our success in retaining or recruiting, or adapting to changes in, our officers, key employees or directors;

●	our ability to attract and retain our senior management and other highly qualified personnel;

●	our ability to achieve or maintain profitability;

●	the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;

●	our ability to successfully protect against cybersecurity attacks or breaches, ransomware attacks, and other disruptions to our information technology structure;

●	our ability to successfully compete against other companies;

●	our estimates regarding expenses, future revenue, and needs for additional financing; and

●	the effect of economic downturns and political and market conditions beyond our control.

Forward-looking statements in this prospectus also include, without limitation, statements regarding (i) the impact of our outstanding amended and restated secured convertible note issued to Funicular Funds, LP, including potential adjustments to the conversion price thereof and the dilution that may result from conversions thereunder; (ii) the regulatory capital contributions that will be required at our broker-dealer and bank subsidiaries in connection with the consummation and integration of our pending acquisitions; and (iii) the timing and effects of any potential reverse stock split or other capital structure adjustments.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” above. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate.

S-5

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities from offerings under this prospectus for general corporate purposes and working capital unless the applicable prospectus supplement states otherwise. As a result, we will retain broad discretion over the allocation of net proceeds. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We would not receive proceeds from sales by our security holders.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for sale. The initial purchasers of our securities, as well as their transferees, pledgees, donees, or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time common stock, preferred stock, debt securities, warrants to purchase any such securities, or any combination of the foregoing.

In this prospectus, we refer to the common stock, preferred stock, debt securities, and warrants to be sold by us collectively as “securities.”

If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

S-6

DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 500,000,000 shares of common stock, par value $0.0001 per share, with 150,337,774 shares issued and outstanding as of June 5, 2026. In this section entitled “Description of Common Stock,” references to “we,” “us,” “our,” and “our company” refer only to AtlasClear Holdings, Inc. and not to its consolidated subsidiaries.

The following descriptions of our capital stock does not purport to be complete and is qualified in all respects by reference to our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation” or “Charter”), our amended and restated bylaws, as amended (the “Bylaws”), and the Delaware General Corporation Law (“DGCL”).

General

Each share of our common stock has the same relative rights and is identical in all respects with each other share of common stock.

Voting Power

Holders of common stock are entitled to one vote in respect of each share of stock held of record by such holder on all matters to be voted on by stockholders. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Charter (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock of the Company if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote on such amendment pursuant to the Charter (including any certificate of designation relating to any series of preferred stock).

Dividends

Subject to applicable law and the rights and preferences, if any, of any holders of any outstanding series of preferred stock, holders of common stock are entitled to receive dividends when, as and if declared by the board of directors, payable either in cash, in property or in shares of capital stock.

Liquidation, Dissolution and Winding Up

Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any holders of preferred stock having liquidation preferences, if any, the holders of common stock are entitled to receive pro rata the Company’s remaining assets available for distribution.

Preemptive or Other Rights

Holders of common stock are not entitled to preemptive rights, and common stock is not subject to conversion, redemption or sinking fund provisions.

Election of Directors

Directors are elected by a plurality of the votes cast at each annual meeting of stockholders. Each director will hold office until the next succeeding annual meeting and until his or her successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. The Charter does not provide for cumulative voting for the election of directors.

Listing

Our common stock is listed on the NYSE under the symbol “ATCH.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Dynamic Stock Transfer, Inc.

S-7

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, the Bylaws and Delaware Law

Certain provisions of the Certificate of Incorporation, the Bylaws, and laws of the State of Delaware could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board. the Company believes that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of the Company that a stockholder might consider is in their best interest or in the Company’s best interests, including transactions that might result in a premium over the prevailing market price of Common Stock.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action; Special Meetings of Stockholders

The Certificate of Incorporation provides that, subject to the rights of any series of preferred stock, stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of Common Stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. Further, the Certificate of Incorporation provides that only the Chairperson of the Board, the chief executive officer of the Company, the Lead Independent Director or the Board acting pursuant to a resolution adopted by a majority of the Whole Board (as defined below in the section titled “Comparison of Stockholders’ Rights”) may call special meetings of stockholders, thus prohibiting a holder of Common Stock from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of Atlas to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at its annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to the Secretary of the Company at its principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. In the event that no annual meeting was held during the preceding year or the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a stockholder’s notice must be so delivered no earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Company. The Bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Supermajority Requirements for the Amendment of the Certificate of Incorporation and Bylaws

The Bylaws may be amended or repealed by the Board or by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote in the election of directors, voting as one class. In addition, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of the Certificate of Incorporation, including provisions relating to the classified board, the size of the board, removal of directors, special meetings, actions by written consent, and designation of preferred stock.

Board Vacancies

The Certificate of Incorporation provides that, subject to the special rights of the holders of any series of preferred stock to elect directors, any vacancy on the Board may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. In addition, the number of directors constituting the Whole Board is permitted to be set only by a resolution adopted by a majority of the Whole Board. These provisions prevent a stockholder from increasing the size of the Board and then gaining control of the board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board, but promotes continuity of management.

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Exclusive Forum Selection

The Certificate of Incorporation requires, unless the Company consents in writing to the selection of an alternative forum and to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by or any wrongdoing by any current or former director, officer, employee or agent of the Company or any stockholder to the Company or AtlasClear Stockholders; (iii) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws (as each may be amended from time to time); (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (including any right, obligation or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action or proceeding asserting a claim governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. However, such forum selection provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The Certificate of Incorporation will also provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Certificate of Incorporation will provide that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. AtlasClear Stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, the Certificate of Incorporation will provide that the choice of forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by AtlasClear Stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. AtlasClear Stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and consented to the forum selection provisions in the Certificate of Incorporation.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers, or other employees, which may discourage such lawsuits against the Company and its directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the Certificate of Incorporation to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

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Section 203 of the Delaware General Corporation Law

The Company is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner as summarized below. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions together resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 662∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

The Bylaws provide that the Company’s directors and officers will be indemnified and advanced expenses by the Company to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, the Certificate of Incorporation provides that the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted by law.

The Bylaws also permit the Company to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Company for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against the Company directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock that we issue will be governed by our amended and restated certificate of incorporation, as amended, including the certificate of designations relating to such series of preferred stock, and our by-laws. In this section entitled “Description of Preferred Stock,” references to “we,” “us,” “our,” and “our company” refer only to AtlasClear Holdings, Inc. and not to its consolidated subsidiaries.

We are authorized to issue up to 25,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued or outstanding as of June 5, 2026.

The following description of our capital stock does not purport to be complete and is qualified in all respects by reference to our Charter, our Bylaws and the DGCL.

The Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors will be authorized to establish the number of shares to be included in each such series, to fix the designation, vesting, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series, in each case without further vote or action by the stockholders. The board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the board to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

If we designate any additional shares of preferred stock, we will fix the rights, preferences, privileges, and restrictions of the preferred stock of each series in the certificate of designations relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include the following, to the extent applicable:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends, if any;

●	whether any dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale, or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; and
●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares, when issued in accordance with the terms of the applicable agreement, will be validly issued, fully paid, and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Section 242 of DGCL provides that the holders of each class or series of stock will have the right to vote separately as a class on certain amendments to our amended and restated certificate of incorporation, as amended, that would affect the class or series of preferred stock, as applicable. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

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DESCRIPTION OF WARRANTS

As of June 5, 2026, there were outstanding 10,062,500 public warrants (exercisable for an aggregate of 167,708 shares of our common stock), 5,562,500 private warrants (exercisable for an aggregate of 92,708 shares of our common stock), 16,666,668 warrants issued in a financing in October 2025 and 1,000,000 warrants issued to a placement agent and its designees in October 2025.

We may issue additional warrants or other rights. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. We will describe the financial and other specific terms of any such series of securities in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement, or other instrument. When we refer to the prospectus supplement, we mean the applicable prospectus supplement describing the specific terms of the security you purchase. The terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

In this section entitled “Description of Warrants,” references to “we,” “us,” “our,” and “our company” refer only to AtlasClear Holdings, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants or other rights registered in their own names, on the books that we or any applicable trustee or warrant or rights agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries.

Warrants

The following description of warrants does not purport to be complete and is qualified in its entirety by reference to the description of a particular series of warrants contained in an applicable prospectus supplement. For information relating to our capital stock, see “Description of Capital Stock,” “Description of Common Stock,” and “Description of Preferred Stock.”

We may offer by means of this prospectus warrants for the purchase of our common stock or preferred stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement, or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The agent, if any, will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title and issuer of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currencies in which the price or prices of the warrants may be payable;

●	the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

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●	the designation and terms of the other securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of security;

●	if applicable, the date on and after which the warrants and any related securities will be separately transferable;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of such securities may be listed;

●	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

●	the minimum or maximum amount of warrants that may be exercised at any one time;

●	whether the warrants will be issued in fully registered for or bearer form, in global or non-global form, or in any combination of these forms;

●	information with respect to book-entry procedures, if any;

●	a discussion of certain U.S. federal income tax considerations; and

●	any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. If any warrant is exercisable for other securities or other property, the following provisions will apply. Each such warrant may be exercised at any time up to any expiration date and time mentioned in the prospectus supplement relating to those warrants. After the close of business on any applicable expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the certificate representing the securities to be exercised, or in the case of global securities by delivery of an exercise notice for those warrants, together with certain information, and payment to any agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount, if any. Upon receipt of payment and the certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant agreement provides, issue and deliver the securities or other property purchasable upon such exercise. If fewer than all of the warrants represented by such certificates are exercised, a new certificate will be issued for the remaining amount of warrants.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:

●	the issuance of a stock dividend to common stockholders or a combination, subdivision, or reclassification of common stock;

●	the issuance of rights, warrants, or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

●	any distribution to our common stockholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

●	any other events mentioned in the prospectus supplement.

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The prospectus supplement will describe which, if any, of these provisions shall apply to a particular series of warrants. Unless otherwise specified in the applicable prospectus supplement, no adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number and no fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We and any agent for any series of warrants may amend any warrant or rights agreement and the terms of the related warrants by executing a supplemental agreement, without any such warrantholders’ consent, for the purpose of:

●	curing any ambiguity, any defective or inconsistent provision contained in the agreement, or making any other corrections to the agreement that are not inconsistent with the provisions of the warrant certificates;

●	evidencing the succession of another corporation to us and its assumption of our covenants contained in the agreement and the securities;

●	appointing a successor depository, if the securities are issued in the form of global securities;

●	evidencing a successor agent’s acceptance of appointment with respect to any securities;

●	adding to our covenants for the benefit of securityholders or surrendering any right or power we have under the agreement;

●	issuing warrants in definitive form, if such securities are initially issued in the form of global securities; or

●	amending the agreement and the warrants as we deem necessary or desirable and that will not adversely affect the interests of the applicable warrantholders in any material respect.

We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment, for the purpose of adding, modifying, or eliminating any of the agreement’s provisions or of modifying the rights of the holders of warrants. However, no such amendment that:

●	reduces the number or amount of securities receivable upon any exercise of any such security;

●	shortens the time period during which any such security may be exercised;

●	otherwise adversely affects the exercise rights of warrantholders in any material respect; or

●	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants;

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger, and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agreement with respect to warrants will provide that we are generally permitted to merge or consolidate with another corporation or other entity. Any such agreement will also provide that we are permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of warrants, however, we may not take any of these actions unless all of the following conditions are met:

●	if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred, or leased must be an entity organized and existing under the laws of the United States, any state, or the District of Columbia and must expressly assume the performance of our covenants under any relevant indenture, agreement, or other instrument; and

●	we or that successor corporation must not immediately be in default under that agreement.

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Enforcement by Holders of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agent for any series of warrants will act solely as our agent under the relevant agreement and will not assume any obligation or relationship of agency or trust for any securityholder. A single bank or trust company may act as agent for more than one issue of securities. Any such agent will have no duty or responsibility in case we default in performing our obligations under the relevant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any securityholder may, without the agent’s consent or consent of any other securityholder, enforce by appropriate legal action its right to exercise any warrant exercisable for any property.

Replacement of Certificates

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We will replace any destroyed, lost, stolen, or mutilated warrant or rights certificate upon delivery to us and any applicable agent of satisfactory evidence of the ownership of that certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that certificate to us or any applicable agent, unless we have, or the agent has, received notice that the certificate has been acquired by a bona fide purchaser. That securityholder will also be required to provide indemnity satisfactory to us and the relevant agent before a replacement certificate will be issued.

Title

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We, any agents for any series of warrants, and any of their agents may treat the registered holder of any certificate as the absolute owner of the securities evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

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DESCRIPTION OF DEBT SECURITIES

Any debt securities we may issue, offered by this prospectus and any accompanying prospectus supplement, may be issued under an indenture to be entered into between our company and the trustee identified in the applicable prospectus supplement. The terms of the debt securities may include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture, if any, will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture or other instrument(s) governing the debt securities.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies, or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Events of Default”;

●	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

Those who hold certificated debt securities may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. There will be no service charge for any transfer or exchange of certificated debt securities, but there may be a requirement to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Those who hold certificated debt securities may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

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Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent, or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets, or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, and Sale of Assets

We have agreed in the indenture that we will not consolidate with or merge into any other person, or convey, transfer, sell, or lease our properties and assets substantially as an entirety to any person, unless:

●	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold, or leased, is a corporation organized and existing under the laws of the United States, any state, or the District of Columbia, or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture or other applicable instrument(s) with respect to debt securities of any series:

●	we fail to pay any principal or premium, if any, when it becomes due;

●	we fail to pay any interest within 30 days after it becomes due;

●	we fail to comply with any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

●	certain events involving bankruptcy, insolvency, or reorganization of our company or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of, or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

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If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency, or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

●	all events of default (other than nonpayment of accelerated principal, premium, or interest) have been cured or waived;

●	all lawful interest on overdue interest and overdue principal has been paid; and

●	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency, or reorganization occurs, the principal, premium, and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture or other applicable instrument(s), unless:

●	the holder gives to the trustee written notice of a continuing event of default;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

●	the trustee fails to institute a proceeding within 60 days after such request; and

●	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture or other instrument(s), for certain specified purposes, including:

●	to provide that the surviving entity following a change of control of our company permitted under the indenture will assume all of our obligations under the indenture and debt securities;

●	to provide for certificated debt securities in addition to uncertificated debt securities;

●	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

●	to cure any ambiguity, defect, or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

●	to appoint a successor trustee under the indenture with respect to one or more series.

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From time to time, we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities, or waive compliance with any provision of the indenture or the debt securities in order to:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

●	reduce the rate of or change the time for payment of interest;

●	reduce the principal of or change the stated maturity of the debt securities;

●	make any debt security payable in money other than that stated in the debt security;

●	change the amount or time of any payment required, or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

●	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment; or

●	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost, or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

●	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

●	money;

●	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below), which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

●	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates, or on a selected date of redemption in accordance with the terms of the indenture.

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In addition, defeasance may be effected only if, among other things:

●	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

●	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

●	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if covenant defeasance had not occurred; and

●	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of our company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

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DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements that we may enter into. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

In this section entitled “Description of Units,” references to “we,” “us,” “our,” and “our company” refer only to AtlasClear Holdings, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries.

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace, or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

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Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock, or warrants, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification without Consent of Holders

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity;

●	to correct or supplement any defective or inconsistent provision; or

●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent of Holders

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

●	if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

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The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements and the units will be governed by New York law.

Form, Exchange, and Transfer

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue each unit in global—that is, book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Securities Issued in Bearer Form.”

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

●	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed, or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

●	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

●	If we have the right to redeem, accelerate, or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable.

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PLAN OF DISTRIBUTION

We and any selling security holders may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from us. These discounts, concessions, or commissions as to any particular underwriter, broker-dealer, or agent may be in excess of those customary in the types of transactions involved. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

●	on any national securities exchange or quotation service on which the common stock or the preferred stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Global Select Market in the case of the common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

●	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

●	the names of any underwriters, dealers, or agents;

●	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

●	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents; and

●	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

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The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Greenberg Traurig, LLP, McLean, Virginia. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of AtlasClear Holdings, Inc. as of June 30, 2025 and 2024 and for the year ended June 30, 2025 and the six months ended June 30, 2024, incorporated in this prospectus by reference, have been so included in reliance on the report of Haynie, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. Documents we have filed with the SEC are also available on our website through the investors section of our website at www.atlasclear.com. Information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC. This helps us disclose certain important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference each of the documents listed below.

●	our Annual Report on Form 10-K for the year ended June 30, 2025;

●	our Definitive Proxy Statement on Schedule 14A filed on April 30, 2026, as amended;

●	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025, December 31, 2025 and March 31, 2026;

●	our Current Reports on Form 8-K filed on August 8, 2025, September 17, 2025, September 25, 2025, September 30, 2025, October 14, 2025, October 27, 2025, November 14, 2025, December 1, 2025, February 10, 2026, February 13, 2026, May 12, 2026, May 13, 2026, May 29, 2026 and June 1, 2026; and

●	the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on February 9, 2024, including any amendment or reports filed for the purpose of updating such description.

All filings by our company pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement are incorporated in this registration statement and deemed to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by our company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We will provide each person to whom this prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (https://www.investors.atlasclear.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

AtlasClear Holdings, Inc.
Attention: Corporate Secretary
4350 West Cypress Street, Suite 270
Tampa, FL 33607
Telephone: (813) 257-9366

The information contained on our website is not a part of this prospectus.

S-27

ATLASCLEAR HOLDINGS, INC.

$100,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

PROSPECTUS

        , 2026

SUBJECT TO COMPLETION, DATED JUNE 8, 2026

Prospectus

AtlasClear Holdings, Inc.

39,000,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to an aggregate of 39,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of AtlasClear Holdings, Inc. (“AtlasClear,” “we,” “us” or the “Company”). The number of shares of Common Stock offered for sale by such selling stockholders represents the maximum number of shares of Common Stock issuable to the shareholders (the “Sellers”) of Commercial Bancorp (“Commercial Bancorp”) pursuant to the share purchase agreement, dated February 5, 2026 (the “Purchase Agreement”), among the Company, Commercial Bancorp and the Sellers.

We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time, to satisfy certain registration rights that we have granted to the selling stockholders pursuant to the Purchase Agreement. The selling stockholders identified in this prospectus, or their respective transferees, pledgees or donees, or their respective successors, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may resell the shares of common stock directly or through one or more underwriters, broker-dealers or agents. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 9. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 8.

Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. No underwriter or other person has been engaged to facilitate the sale of the shares in this offering. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of shares of our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is listed on the NYSE American LLC (the “NYSE”) and trades under the symbol “ATCH.” On June 5, 2026, the last reported sale price for our Common Stock as reported on the NYSE was $0.22 per share.

You should read carefully and consider the “Risk Factors” referenced on page S-5 of this prospectus, as well as those contained in the applicable prospectus supplement and in the documents that are incorporated by reference herein or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2026.

You should rely only on the information contained in this prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” mean, collectively, AtlasClear Holdings, Inc. and its subsidiaries.

i

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance.

Forward-looking statements in or incorporated by reference in this prospectus are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligations to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	our ability to realize the benefits expected from the Business Combination;

●	our ability to complete the acquisitions of Commercial Bancorp or Ark Financial Services, Inc. (“Ark”);

●	our ability to successfully integrate our recent and proposed acquisitions, including the proposed acquisitions of Commercial Bancorp and Ark, and to realize the synergies and benefits of such acquisitions;

●	our ability to successfully implement the AtlasClear Platform;

●	our significant indebtedness and our ability to service such indebtedness;

●	the volatility of the price of our common stock and the possibility that stockholders could incur substantial losses;

●	potential dilution of our stockholder interests resulting from our issuance of equity securities;

●	the ability to maintain the listing of our common stock on the NYSE, and the potential liquidity and trading of such securities;

●	our ability to grow and manage growth profitably;

●	our ability to raise financing in the future, if and when needed;

●	our success in retaining or recruiting, or adapting to changes in, our officers, key employees or directors;

●	our ability to attract and retain our senior management and other highly qualified personnel;

●	our ability to achieve or maintain profitability;

●	the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;

●	our ability to successfully protect against cybersecurity attacks or breaches, ransomware attacks, and other disruptions to our information technology structure;

●	our ability to successfully compete against other companies;

●	our estimates regarding expenses, future revenue, and needs for additional financing; and

●	the effect of economic downturns and political and market conditions beyond our control.

Forward-looking statements in this prospectus also include, without limitation, statements regarding (i) the impact of our outstanding amended and restated secured convertible note issued to Funicular Funds, LP, including potential adjustments to the conversion price thereof and the dilution that may result from conversions thereunder; (ii) the regulatory capital contributions that will be required at our broker-dealer and bank subsidiaries in connection with the consummation and integration of our pending acquisitions; and (iii) the timing and effects of any potential reverse stock split or other capital structure adjustments.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” above. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate.

1

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Overview

We are building a cutting-edge technology enabled financial services firm that would create a more efficient platform for trading, clearing, settlement and banking, with evolving and innovative financial products that focus on financial services firms. We are a fintech driven business-to-business platform that seeks to power innovation in fintech, investing, underwriting and trading. We believe we are positioned to provide a modern, mission-critical suite of solutions to our clients, enabling them to reduce their transactions costs and compete more effectively in their businesses.

Our target client base for our prime banking and prime brokerage services includes financial services firms, generally with annual revenues up to $1 billion, including brokerage firms, hedge funds, pension plans, and family offices that are not adequately served by today’s larger correspondent clearing firms and banks.

On February 9, 2024 (the “Closing Date”), the Company consummated the previously announced transactions pursuant to that certain Business Combination Agreement dated November 16, 2022 (as amended, the “Business Combination Agreement”), among the Company, Quantum Fintech Acquisition Corp., Atlas FinTech Holdings Corp. (“Atlas FinTech”) and certain other parties. The transactions consummated as a result of the Business Combination Agreement are hereinafter referred to as the “Business Combination.” In connection with the consummation of the Business Combination (the “Closing”), the Company changed its name from “Calculator New Pubco, Inc.” to “AtlasClear Holdings, Inc.” As a result, the operation history of Quantum survived the merger. Pursuant to the Business Combination Agreement, AtlasClear received certain assets from Atlas FinTech and Atlas Financial Technologies Corp., a Delaware corporation, and completed the acquisition of broker-dealer Wilson-Davis & Co., Inc. (“Wilson-Davis”).

Through the acquisition of Wilson-Davis, a correspondent clearing company, and the anticipated acquisition of Commercial Bancorp, we expect to acquire the capabilities to provide specialized clearing and banking services to financial services firms, with an emphasis on global markets currently underserviced by larger vendors. Once properly integrated, anticipated synergies between Commercial Bancorp, if acquired, and Wilson-Davis are expected to allow for lower cost of capital, higher net interest margins, expanded product development and greater credit extension.

On February 16, 2024, AtlasClear and Pacsquare Technologies, LLC (“Pacsquare”) entered into a Source Code Purchase and Master Services Agreement (the “Pacsquare Purchase Agreement”), pursuant to which AtlasClear purchased a proprietary trading platform with clearing and settlement capabilities that will be developed by Pacsquare, including certain software and source code (the “AtlasClear Platform”). On June 10, 2025, the Company and Pacsquare entered into a Software Development and License Agreement which supersedes and amends the terms under the Purchase Agreement. Under the Software Development and License Agreement, Pacsquare agreed to develop and provide services for a period of 36 months, commencing on the date of execution of the Software Development and License Agreement.

We believe that our proprietary trading platform with clearing and settlement capabilities along with the software products and intellectual property assets, are cutting-edge, flexible and scalable.

You can find more information about us in our filings with the SEC referenced in the sections in this document titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Commercial Bancorp Share Purchase Agreement

On February 5, 2026, the Company entered into a share purchase agreement (the “Purchase Agreement”) with Commercial Bancorp of Wyoming (“Commercial Bancorp”), and each of the shareholders of Commercial Bancorp (collectively, the “Sellers”). The Purchase Agreement provides for the Company to acquire (the “Acquisition”) from the Sellers all of the outstanding shares (the “Shares”) of common stock of Commercial Bancorp, which is the owner of all of the outstanding stock of Farmers State Bank, a Wyoming state-chartered member bank (the “Bank”), subject to the terms and conditions set forth in the Purchase Agreement. As previously disclosed, the Company had previously entered into an agreement and plan of merger, as amended, to acquire Commercial Bancorp, which agreement has expired in accordance with its terms.

2

Pursuant to the terms of the Purchase Agreement, the Company has agreed to purchase the Shares from the Sellers for consideration consisting of a combination of cash and shares of Common Stock, with the total amount of consideration to be determined based on (i) each Seller’s election to receive cash, shares of Common Stock, or a combination thereof, (ii) the adjusted book value of the operational portion of the equity capital of Commercial Bancorp as of the closing of the Acquisition (the “CB Closing”), determined in accordance with the provisions of the Purchase Agreement (the “ABV”), (iii) the value of the existing building and land comprising the physical location of the Bank (the “Premises”), and (iv) Commercial Bancorp’s net operating loss as reflected on its most recent tax return prior to the CB Closing, multiplied by the maximum corporate federal income tax rate in effect as of the date of the CB Closing (the “NOL Tax Benefit”). Each Seller may elect (the “Election”) to receive an amount equal to any of the following three options: (i) three times such Seller’s pro rata portion of the ABV, plus such Seller’s pro rata portion of the value of the Premises and the NOL Tax Benefit, payable one-third in cash and two-thirds in shares of Common Stock; (ii) two times such Seller’s pro rata portion of the ABV, plus such Seller’s pro rata portion of the value of the Premises and the NOL Tax Benefit, payable entirely in cash; or (iii) three times such Seller’s pro rata portion of the ABV, plus such Seller’s pro rata portion of the value of the Premises and the NOL Tax Benefit, payable entirely in shares of Common Stock. The Company has made an earnest money deposit payment in the amount of $100,000 to Commercial Bancorp, which deposit will be applied to the cash portion of the consideration payable at the CB Closing or, if the CB Closing does not occur under certain circumstances, retained by Commercial Bancorp.

The shares of Common Stock to be issued pursuant to the Purchase Agreement will be valued based on either the closing price of the Common Stock on the date of execution of the Purchase Agreement ($0.23), or on the business day immediately preceding the date of the CB Closing, at each Seller’s option; in each case, as appropriately adjusted for any stock split, reverse stock split, recapitalization or similar event occurring after the date of the Purchase Agreement and prior to the CB Closing. The Company has agreed to file with the Securities Exchange Commission (the “SEC”) the resale registration statement with respect to the shares of Common Stock issuable pursuant to the Purchase Agreement (the “Resale Registration Statement”) of which this prospectus forms a part.

The obligations of each of the Sellers and the Company under the Purchase Agreement are subject to specified conditions, including, among other matters: (i) the receipt of all required regulatory approvals, (ii) the Resale Registration Statement having been declared effective by the SEC, such that all shares of Common Stock to be issued pursuant to the Purchase Agreement shall be registered for resale and freely tradeable, (iii) the receipt of certain specified third-party consents, and (iv) the absence of any injunctions being entered into or law being adopted that would make the Transaction illegal.

The Purchase Agreement contains customary representations and warranties of Commercial Bancorp and the Bank, the Sellers and the Company. It also contains customary covenants, including (i) covenants providing for each of the parties to use reasonable best efforts to cause the Acquisition to be consummated and to receive all required regulatory approvals, including from the Federal Reserve Board and the Wyoming Division of Banking, (ii) covenants providing for Commercial Bancorp and the Bank to carry on their respective businesses in the ordinary course of business, and to refrain from taking certain actions, during the period between the execution of the Purchase Agreement and the CB Closing, and (iii) granting the Company observation rights with respect to meetings of the boards of directors of Commercial Bancorp and the Bank during the period between the execution of the Purchase Agreement and the CB Closing. Commercial Bancorp, the Bank and the Sellers have also agreed not to initiate, solicit, encourage or otherwise facilitate the making of any proposal or offer relating to alternate transactions, or engage in any discussions or negotiations with respect to alternate transactions.

The Purchase Agreement contains termination rights for each of the Sellers and the Company, including, without limitation, in the event that (i) any governmental entity issues a non-appealable final order denying approval of the Acquisition; (ii) the Transaction is not consummated within two years of the execution of the Purchase, subject to extension under certain circumstances; or (iii) the other party breaches its representations, warranties or covenants under the Purchase Agreement which would give rise to the failure of a closing condition and such breach is not cured within 30 days of receipt of written notice of such breach.

Corporate Information

Our principal executive offices are located at 4350 West Cypress Street, Suite 270, Tampa, FL 33607, and our telephone number at that location is (727) 446-6660. Our website address is https://www.atlasclear.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

3

Further, Section 102(b) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act are required to comply with the new or revised financial accounting standards). The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the Quantum IPO, which occurred on February 9, 2021, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common equity held by non-affiliates exceeds $250 million as of the last business day of the most recently completed second fiscal quarter or (ii) the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter and our annual revenue in the most recent fiscal year completed before the last business day of such second fiscal quarter exceeded $100 million. To the extent we take advantage of such reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

The Offering

The selling stockholders named in this prospectus may offer and sell up to an aggregate of 39,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, representing the maximum number of shares that may be issued to the Sellers upon the closing of the transactions contemplated by the Purchase Agreement.

Our Common Stock is currently listed on NYSE under the symbol “ATCH.” We will not receive any of the proceeds of sales by the selling stockholders of any of the shares covered by this prospectus.

When we refer to the “selling stockholders” in this prospectus, we are referring to the purchasers of the foregoing securities, and their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

4

THE OFFERING

Common stock offered by the selling stockholders herein:	Up to 39,000,000 shares

Common stock outstanding:	150,337,774 shares

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

The Offering Price:	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

NYSE Symbol:	ATCH

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

5

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders.

6

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer common stock at the prevailing market prices or a privately negotiated price as it may determine from time to time.

The offering price of our common stock to be sold by the selling stockholders does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

7

SELLING STOCKHOLDERS

The following table sets forth certain information as of June 5, 2026 regarding the selling stockholders and the shares of common stock currently owned by them and offered by them in this prospectus. Except as indicated in the footnotes to the following table, the selling stockholders named in the table have, based on written representations from the selling stockholders, sole voting and investment power with respect to the shares set forth opposite their name. The percentage of ownership of the selling stockholders in the following table is based upon 150,337,774 shares of common stock outstanding as of June 5, 2026. Information with respect to shares beneficially owned prior to the offering includes all shares being offered pursuant to this prospectus.

Other than as described in the footnotes below, none of the selling stockholders or their affiliates has held a position as an officer or director of the Company, nor do the selling stockholders or any of their affiliates have any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The common stock being offered is being registered to permit secondary trading of the shares and the selling stockholders may offer all or part of the common stock owned for resale from time to time. Other than as described in the footnotes below, the selling stockholders do not have any family relationships with our officers, directors or controlling stockholders. Furthermore, none of the selling stockholders is, to our knowledge, a registered broker-dealer or an affiliate of a registered broker-dealer.

Because the number of shares to be issued at the closing of the transactions contemplated by the Purchase Agreement may be adjusted, based on the valuation provisions contained in the Purchase Agreement, the number of shares of Common Stock that will actually be issued to the Sellers may be less than the number of shares of Common Stock being offered by this prospectus. The selling stockholders can offer all, some or none of their shares of Common Stock, thus we have no way of determining the number of shares of Common Stock they will hold after this offering. Therefore, the last two columns assume that the selling stockholders will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

The term “selling stockholder” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholder who is able to use this prospectus to resell the securities registered hereby.

Name of Selling Stockholder	Shares Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Shares Owned After the Offering	Percentage of Shares Owned After the Offering
Gail and Paul Doherty	-	1,611,055	-	-
Clayton Gross	-	274,788	-	-
Georgia Gross	-	2,568,934	-	-
John Gross	-	9,989,868	-	-
Patrick Gross	-	6,465,390	-	-
Paula Gross	-	3,589,337	-	-
Scott Gross	-	412,223	-	-
Wynema Gross	-	269,512	-	-
Gregory Gross	-	9,699,054	-	-
Andrea Lamons	-	4,119,839	-	-

* Less than 1%

8

PLAN OF DISTRIBUTION

The common stock held by the selling stockholders may be sold, distributed, transferred or otherwise disposed of from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be sold on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling stockholders’ common stock offered by this prospectus may be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	transactions involving cross or block trades;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	in privately negotiated transactions;
●	short sales after the registration statement, of which this prospectus forms a part, becomes effective;
●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	through the writing of options on the shares;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of the selling stockholders may be sold in the states only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions, provided that to the extent such hedging transactions involve short sales to be covered by the Shares, such transactions occur only after the effective date of the registration statement of which this prospectus forms a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder.

9

Brokers, dealers, underwriters, or agents participating in the distribution of the shares held by the selling stockholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholders. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

With regard only to the shares it sells for its own behalf, each selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act. This offering as it relates to each selling stockholder will terminate on the date that all shares issued to and issuable to such selling stockholder that are offered by this prospectus have been sold by the selling stockholder.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the selling stockholders use this prospectus for any sale of the shares of common stock, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

We have agreed to indemnify the selling stockholders against certain liabilities, including under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our common stock and activities of the selling stockholders.

We have advised the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The total number of shares of all classes of capital stock which the Company has authority to issue is 525,000,000, of which 500,000,000 shares are Common Stock and 25,000,000 shares are preferred stock, the par value $0.0001 per share.

Common Stock

Each share of our common stock has the same relative rights and is identical in all respects with each other share of common stock.

Voting Power

Holders of common stock are entitled to one vote in respect of each share of stock held of record by such holder on all matters to be voted on by stockholders. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Charter (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock of the Company if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote on such amendment pursuant to the Charter (including any certificate of designation relating to any series of preferred stock).

Dividends

Subject to applicable law and the rights and preferences, if any, of any holders of any outstanding series of preferred stock, holders of common stock are entitled to receive dividends when, as and if declared by the board of directors, payable either in cash, in property or in shares of capital stock.

Liquidation, Dissolution and Winding Up

Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any holders of preferred stock having liquidation preferences, if any, the holders of common stock are entitled to receive pro rata the Company’s remaining assets available for distribution.

Preemptive or Other Rights

Holders of common stock are not entitled to preemptive rights, and common stock is not subject to conversion, redemption or sinking fund provisions.

Election of Directors

Directors are elected by a plurality of the votes cast at each annual meeting of stockholders. Each director will hold office until the next succeeding annual meeting and until his or her successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. The Charter does not provide for cumulative voting for the election of directors.

Preferred Stock

The Company currently has no outstanding preferred stock.

Warrants

As of June 5, 2026, there were outstanding 10,062,500 public warrants (exercisable for an aggregate of 167,708 shares of our common stock), 5,562,500 private warrants (exercisable for an aggregate of 92,708 shares of our common stock), 16,666,668 warrants issued in a financing in October 2025 and 1,000,000 warrants issued to a placement agent and its designees in October 2025.

Transfer Agent and Registrar for Common Stock

The transfer agent and registrar for the common stock is Dynamic Stock Transfer, Inc.

Listing

Our common stock is listed on the NYSE under the symbol “ATCH.”

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Bylaws provide that the Company’s directors and officers will be indemnified and advanced expenses by the Company to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, the Certificate of Incorporation provides that the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted by law.

The Bylaws also permit the Company to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Company for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against the Company directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus were passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The consolidated financial statements of AtlasClear Holdings, Inc. as of June 30, 2025 and 2024 and for the year ended June 30, 2025 and the six months ended June 30, 2024, incorporated in this prospectus by reference, have been so included in reliance on the report of Haynie, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. Documents we have filed with the SEC are also available on our website through the investors section of our website at www.atlasclear.com. Information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC. This helps us disclose certain important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference each of the documents listed below.

●	our Annual Report on Form 10-K for the year ended June 30, 2025;

●	our Definitive Proxy Statement on Schedule 14A filed on April 30, 2026, as amended;

●	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025, December 31, 2025 and March 31, 2026;

●	our Current Reports on Form 8-K filed on August 8, 2025, September 17, 2025, September 25, 2025, September 30, 2025, October 14, 2025, October 27, 2025, November 14, 2025, December 1, 2025, February 10, 2026, February 13, 2026, May 12, 2026, May 13, 2026, and June 1, 2026; and

●	the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on February 9, 2024, including any amendment or reports filed for the purpose of updating such description.

All filings by our company pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement are incorporated in this registration statement and deemed to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by our company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We will provide each person to whom this prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (https://www.investors.atlasclear.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

AtlasClear Holdings, Inc.
Attention: Corporate Secretary
4350 West Cypress Street, Suite 270
Tampa, FL 33607
Telephone: (813) 257-9366

The information contained on our website is not a part of this prospectus.

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ATLASCLEAR HOLDINGS, INC.

39,000,000 Shares of Common Stock

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the registration of the securities offered hereby. We will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

Item	Amount
SEC registration fee	$14,995
FINRA filing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and related expenses	*
Miscellaneous	*
Total	$14,995

*	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

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Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our amended and restated certificate of incorporation, as amended, limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the DGCL and the Bylaws. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16.	Exhibits

The following Exhibits are filed herewith or incorporated herein by reference:

1.1*	Form of Underwriting Agreement or Purchase Agreement

3.1

Amended and Restated Certificate of Incorporation of AtlasClear Holdings, Inc. (formerly Calculator New Pubco, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of AtlasClear Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on January 8, 2025).

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of AtlasClear Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001- 41956), filed with the SEC on January 8, 2025).

3.4	Amended and Restated By-Laws of AtlasClear Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-41956), filed with the SEC on February 15, 2024).

3.5	Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on form 8-K (File No. 001-41956), filed with the SEC on December 27, 2024).

4.1	Form of Indenture

4.2	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.2 to Quantum FinTech Acquisition Corporation’s Registration Statement on Form S-1, as amended, filed on January 29, 2021).

4.3*	Specimen certificate for shares of Preferred Stock

4.4*	Form of Depositary Shares

4.5*	Form of Warrant

4.6*	Form of Stock Purchase Contract

4.7*	Form of Senior Debt Security

4.8*	Form of Subordinated Debt Security

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4.9*	Form of Unit Agreement

5.1	Opinion of Greenberg Traurig, LLP (Primary Offering)

5.	Opinion of Greenberg Traurig, LLP (Secondary Offering)

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)

23.3	Consent of Haynie & Company, an independent registered public accounting firm

24.1	Power of Attorney (included in the signature page to this Registration Statement)

25.1**	Form T-1 Statement of Eligibility of Trustee under Indenture for Senior Debt Securities under the Trust Indenture Act of 1939, as amended

25.2**	Form T-1 Statement of Eligibility of Trustee under Indenture for Subordinated Debt Securities under the Trust Indenture Act of 1939, as amended

107	Filing Fee Table

*	To be filed, if necessary, by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

**	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

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Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, That Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tampa, Florida, on this 8th day of June, 2026.

ATLASCLEAR HOLDINGS, INC.

By:	/s/ John Schaible
John Schaible
Executive Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints John Schaible and Sandip Patel, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ John Schaible	Executive Chairman	June 8, 2026
John Schaible	(Principal Executive Officer)

/s/ Sandip Patel	General Counsel, Chief Financial Officer and Director	June 8, 2026
Sandip Patel	(Principal Financial and Accounting Officer)

/s/ Craig Ridenhour	President and Director	June 8, 2026
Craig Ridenhour

/s/ Thomas J. Hammond	Director	June 8, 2026
Thomas J. Hammond

/s/ Robert D. Keyser	Director	June 8, 2026
Robert D. Keyser

/s/ Steven Carlson	Director	June 8, 2026
Steven Carlson

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